UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2024

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RCMT	The NASDAQ Stock Market LLC

Item 5.07              Submission of Matters to a Vote of Security Holders

On December 12, 2024, RCM Technologies, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders (i) elected four (4) persons to the Company’s Board of Directors (the “Board”); (ii) ratified the selection by the Board’s Audit Committee of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024 and (iii) voted on an advisory basis to approve the compensation of the Company’s named executive officers for 2023.  The results of these votes, as certified by the independent inspector of elections for the Annual Meeting, are set forth below.

Proposal 1.  Election of four (4) persons to serve as directors of the Company, each to serve until the Company’s next annual meeting or until their successors have been duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Bradley S. Vizi	5,055,328	30,302	690	1,449,132
Chigozie O. Amadi	4,981,623	102,435	2,262	1,449,132
Swarna Srinivas Kakodkar	4,879,200	204,858	2,262	1,449,132
Jayanth S. Komarneni	4,944,302	139,781	2,237	1,449,132

Proposal 2.  Ratification of the selection by the Board’s Audit Committee of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,509,072	21,034	5,346	0.00

Proposal 3.  Approval, on an advisory basis, of the compensation of the Company’s named executive officers for 2023.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,541,035	530,125	15,160	1,449,132

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: December 16, 2024